Exhibit 99.1

NEWS RELEASE

Contacts:	Investors:	Media:
	Brad Samson	Audrey Mautner
	949-719-2220	303-495-7197
	brad.samson@trizetto.com	audrey.mautner@trizetto.com

TriZetto Reports Q2 2004 Results In Line With Raised Guidance;

Generates $121 Million In New Business Bookings

NEWPORT BEACH, Calif. – July 29, 2004 –The TriZetto Group, Inc. (Nasdaq: TZIX), today reported full second quarter results in line with the higher guidance it provided on July 15. The company reported $67.5 million in revenue, $6.5 million of EBITDA and $0.01 earnings per share (EPS) for its second quarter ended June 30, 2004.

“During the second quarter, we started several initiatives to improve profitability and drive growth,” said TriZetto Chairman and CEO Jeff Margolis. “While we made good progress on these, the economic benefits are just beginning to be realized and had only nominal effect on our second quarter results. Cost reduction initiatives begun mid-quarter are expected to generate about $21 million of total savings in 2004, as well as ongoing future savings. We remain on-track for the year’s earnings guidance. In addition, TriZetto has increased its leadership position to enable the evolving retail-oriented, consumer-based healthcare economy, strengthening our value proposition and revenue opportunities at the heart of the healthcare payer market.”

SECOND QUARTER FINANCIAL REVIEW

Revenue and Bookings

Second quarter revenue totaled $67.5 million versus $65.8 million in the first quarter of 2004. Sequential growth in health plan hosted customer, maintenance and consulting revenue more than offset reductions from the scheduled termination of services for Altius Health Plan and the wind-down of the provider business. Recurring revenue represented 62% of total revenue in the quarter.

There were 268 new customer contracts signed in the second quarter with a total value of $120.5 million, compared to $81.0 million in the first quarter of 2004 and $83.6 million in the year-ago quarter. Contract bookings comprise a mix of current and future period revenues and represent the expected minimum total revenue to be generated under each contract. Of the new second quarter contracts, 21 were outsourced services contracts (software hosting, business process management and other services) valued at $65.4 million; 54 were software license contracts valued at $30.0 million; and 193 were for consulting, implementation services, software customizations and other services valued at $25.1 million.

The commitment by the Regence Group to implement hosted Facets in each of its regions represents a majority of the outsourced services bookings. New licenses for specialized standalone applications and core add-on modules contributed $11.1 million to software bookings. Those included NetworXPricer™ and NetworXModeler™ applications, and Workflow and Web Services Library modules for Facets®.

At June 30, 2004, the total revenue backlog was approximately $567 million and the 12-month revenue backlog was approximately $165 million, compared to $509 million and $162 million, respectively, at the end of the first quarter. The timing of contract closings and other factors can cause the company’s backlog to vary from one quarter to the next.

Profitability

The increased mix of software license sales above management’s prior expectations drove EBITDA to $6.5 million, significantly above the company’s April guidance range. TriZetto reports earnings (loss) in accordance with Generally Accepted Accounting Principles (GAAP) and, additionally, on a non-GAAP basis referred to as EBITDA. A definition of EBITDA and a reconciliation to GAAP are included in the attached financial schedules.

During the quarter, the company negotiated accelerated exit terms on certain provider business contracts and reduced the costs of supporting remaining customers. These actions generated a $4.9 million reversal in the quarter of previously reserved loss on contract charges. The company also determined that additional resources are required to complete a fixed-fee implementation, generating a $3.9 million loss on contract charge in the quarter. The company is pursuing activities to recover losses on this project.

Net income for the quarter was $0.4 million, or $0.01 per diluted share, compared to the company’s April guidance of a loss of ($0.25) to ($0.15) per share. This compares to a net loss of ($4.3) million, or ($0.09) per share in the first quarter.

Cash Resources

Cash, restricted cash and short-term investments totaled $65.6 million at June 30, 2004 versus $75.7 million at March 31, 2004. Net cash used by operating activities, including the fixed fee engagements, was ($3.5) million. The additional reduction in cash is primarily attributable to capital spending, debt reduction and an acquisition. Capital expenditures in the quarter were $3.3 million and $6.5 million year-to-date. Days sales outstanding was 63 versus 62 a year ago.

2004 Outlook

For the full year 2004, TriZetto expects to generate revenue of approximately $270 million, EBITDA of $35 to $38 million, and earnings per share of $0.12 to $0.17, on a fully diluted share count of approximately 50 million. Capital expenditures in 2004 are expected to be between $19 and $21 million. For the third quarter ending September 30, 2004, the company is projecting revenue of $63 to $66 million, EBITDA of $11 million to $14 million, and earnings per share of $0.07 to $0.11.

Expanding the Consumer – Directed Suite

“The payer market is just beginning to address a dramatic transformation broadly described as consumer-directed health care,” added Margolis. “While some measure this change based on enrollment in defined-contribution or other types of high-deductible plans, that is only part of the broader story. Conscious consumer involvement in the selection and purchase of their own healthcare creates a need for retail-oriented information and automated-service for nearly all types of benefit plan designs. To accelerate payers’ time-to-market with consumer-directed plans, TriZetto has built and integrated a robust set of software, services and consulting, which continue to be enhanced to provide our customers with the most comprehensive payer solutions available. During the second quarter we made two significant enhancements to our portfolio.”

At the end of April, TriZetto acquired Diogenes, Inc., a privately held company in Denver that pioneered an electronic transaction solution that enables direct Internet-based connections between providers, payers and others in the healthcare delivery and payment community. Now labeled TriZetto® DirectLink™, this patent-pending middleware solution provides secure, guaranteed delivery, reconciliation and recovery of electronic transactions across the Internet. TriZetto customers who choose this technology are positioned with a more financially attractive direct connect alternative to the $0.25 to $0.40 per transaction costs paid by many plans for clearinghouse services. A brand-name behemoth health plan is already running 3 million direct connect transactions per month on our newly acquired technology.

In May, TriZetto announced a partnership with CareKey, Inc. to offer a complete, fully integrated care management solution to help TriZetto’s payer customers decrease medical costs in addition to administrative costs. TriZetto markets two solutions to customers in conjunction with CareKey. The first, TriZetto® CareAdvance™ Enterprise, provides real-time integration of a powerful population care management and consumer communications suite that includes a multi-featured member portal with portable personal health records, as well as complete case and disease management functionality. What makes the offering unique is the fully developed pre-integration with TriZetto’s Facets core administration system, creating a real-time, end-to-end solution that combines the best practices of payer administrative and clinical automation. The second offering, TriZetto®Personal CareAdvance™, allows TriZetto’s payer customers to private-label a personal health record offering to its members with quick speed-to-market, low capital requirements, and pre-solved security and delivery features.

Conference Call

TriZetto will host a conference call at 8:00 a.m. Eastern Time / 5:00 a.m. Pacific Time today to discuss the quarter’s results. Investors may access the webcast through TriZetto’s web site at www.trizetto.com, first by clicking on the Investors button, and then on the Company Information drop-down menu item. The conference call will be archived and available through TriZetto’s web site for 30 days following the call.

The webcast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About TriZetto

TriZetto serves the payer market, which is comprised primarily of national and regional health insurance plans, and benefits administrators that provide transaction services to self-insured employer groups. The company offers a broad portfolio of information technology products, including software, services and consulting, tailored to the needs of healthcare payers. Headquartered in Newport Beach, Calif., TriZetto can be reached at (949) 719-2200 or www.trizetto.com.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future net revenues, profits, and financial results, the market for TriZetto’s services, future service offerings, industry trends, client and partner relationships, and TriZetto’s operational capabilities. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of our customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, changes in government laws and regulations and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s investor relations department at 949/719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of July 29, 2004. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

# # #

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,
	2004	2003
Revenue
Recurring revenue	$41,603	$40,662
Non-recurring revenue	25,914	37,062

Total revenue	67,517	77,724

Cost of revenue
Recurring revenue	28,959	29,640
Non-recurring revenue	15,184	24,049

	44,143	53,689

Recurring revenue - loss on contracts	(4,886)	—
Non-recurring revenue - loss on contracts	3,931	—

	(955)	—

Total cost of revenue	43,188	53,689

Gross profit	24,329	24,035

Operating expenses
Research and development	7,863	6,286
Selling, general and administrative	14,443	15,253
Amortization of other intangible assets	1,160	3,324

Total operating expenses	23,466	24,863

Income (loss) from operations	863	(828)

Interest income	92	301
Interest expense	(324)	(487)

Income (loss) before provision for income taxes	631	(1,014)

Provision for income taxes	(200)	(345)

Net income (loss)	$431	$(1,359)

Net income (loss) per share:
Basic	$0.01	$(0.03)

Diluted	$0.01	$(0.03)

Weighted average shares outstanding:
Basic	46,869	46,006

Diluted	48,233	46,006

Other financial data:
EBITDA (a)	$6,463	$7,505
12-month backlog (b)	$164,500	$182,700
Total backlog (c)	$566,900	$613,900

See footnote definitions on following page.

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

(a)	The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization, and loss on contracts. Other companies may calculate EBITDA differently. EBITDA is a non-GAAP measure of profitability and is a widely accepted financial indicator of a company’s ability to service debt. EBITDA should not be considered in isolation or as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity. EBITDA is an important metric used by management in evaluating the financial performance of the company.

	Three Months Ended June 30,
	2004	2003
A reconciliation of net income (loss) to EBITDA is as follows:

Net income (loss)	$431	$(1,359)

Amortization of deferred stock compensation	105	595
Operating depreciation and amortization	5,290	4,414
Amortization of other intangible assets	1,160	3,324
Loss on contracts, net	(955)	—
Interest, net	232	186
Tax provision	200	345

	6,032	8,864

EBITDA	$6,463	$7,505

(b)	The Company defines 12-month backlog as minimum recurring revenue and non-recurring software licenses from existing contracts to be recognized over the next 12 months.
(c)	The Company defines total backlog as total revenue not yet recognized from recurring revenue and non-recurring software licenses from existing contracts. Included also is maintenance revenue with estimated terms of three to five years.

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

EBITDA Presentation

(unaudited and in thousands)

	Three Months Ended June 30,
	2004	2003
Revenue
Recurring revenue	$41,603	$40,662
Non-recurring revenue	25,914	37,062

Total revenue	67,517	77,724

Cost of revenue
Recurring revenue	26,533	26,816
Non-recurring revenue	14,158	23,296

Total cost of revenue	40,691	50,112

Gross profit	26,826	27,612

Operating expenses
Research and development	7,034	5,931
Selling, general and administrative	13,329	14,176

	20,363	20,107

EBITDA	6,463	7,505

Amortization of deferred stock compensation	105	595
Operating depreciation and amortization	5,290	4,414
Amortization of other intangible assets	1,160	3,324
Loss on contracts, net	(955)	—

	5,600	8,333

Income (loss) from operations	863	(828)

Interest income	92	301

Interest expense	(324)	(487)

Income (loss) before provision for income taxes	631	(1,014)

Provision for income taxes	(200)	(345)

Net income (loss)	$431	$(1,359)

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Six Months Ended June 30,
	2004	2003
Revenues
Recurring revenue	$83,905	$79,955
Non-recurring revenue	49,362	67,695

Total revenues	133,267	147,650

Cost of revenues
Recurring revenue	61,238	58,220
Non-recurring revenue	30,357	44,303

	91,595	102,523

Recurring revenue - loss on contracts	(5,886)	—
Non-recurring revenue - loss on contracts	4,988	—

	(898)	—

Total cost of revenues	90,697	102,523

Gross profit	42,570	45,127

Operating expenses
Research and development	14,989	12,208
Selling, general and administrative	28,503	29,255
Amortization of other intangible assets	2,111	6,633

Total operating expenses	45,603	48,096

Loss from operations	(3,033)	(2,969)

Interest income	261	618
Interest expense	(736)	(1,032)

Loss before provision for income taxes	(3,508)	(3,383)

Provision for income taxes	(400)	(645)

Net loss	$(3,908)	$(4,028)

Net loss per share:
Basic and diluted	$(0.08)	$(0.09)

Weighted average shares outstanding:
Basic and diluted	46,811	45,944

Other financial data:
EBITDA (a)	$8,533	$13,449
12-month backlog (b)	$164,500	$182,700
Total backlog (c)	$566,900	$613,900

See footnote definitions on following page.

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

(a)	The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization, and loss on contracts. Other companies may calculate EBITDA differently. EBITDA is a non-GAAP measure of profitability and is a widely accepted financial indicator of a company’s ability to service debt. EBITDA should not be considered in isolation or as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity. EBITDA is an important metric used by management in evaluating the financial performance of the company.

	Six Months Ended June 30,
	2004	2003
A reconciliation of net loss to EBITDA is as follows:

Net loss	$(3,908)	$(4,028)

Amortization of deferred stock compensation	217	1,185
Operating depreciation and amortization	10,136	8,600
Amortization of other intangible assets	2,111	6,633
Loss on contracts, net	(898)	—
Interest, net	475	414
Tax provision	400	645

	12,441	17,477

EBITDA	$8,533	$13,449

(b)	The Company defines 12-month backlog as minimum recurring revenue and non-recurring software licenses from existing contracts to be recognized over the next 12 months.
(c)	The Company defines total backlog as total revenue not yet recognized from recurring revenue and non-recurring software licenses from existing contracts. Included also is maintenance revenue with estimated terms of three to five years.

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

EBITDA Presentation

(unaudited and in thousands)

	Six Months Ended June 30,
	2004	2003
Revenues
Recurring revenue	$83,905	$79,955
Non-recurring revenue	49,362	67,695

Total revenues	133,267	147,650

Cost of revenues
Recurring revenue	56,340	52,775
Non-recurring revenue	28,490	42,794

Total cost of revenues	84,830	95,569

Gross profit	48,437	52,081

Operating expenses
Research and development	13,455	11,500
Selling, general and administrative	26,449	27,132

	39,904	38,632

EBITDA	8,533	13,449

Amortization of deferred stock compensation	217	1,185
Operating depreciation and amortization	10,136	8,600
Amortization of other intangible assets	2,111	6,633
Loss on contracts, net	(898)	—

	11,566	16,418

Loss from operations	(3,033)	(2,969)

Interest income	261	618
Interest expense	(736)	(1,032)

Loss before provision for income taxes	(3,508)	(3,383)

Provision for income taxes	(400)	(645)

Net loss	$(3,908)	$(4,028)

The TriZetto Group, Inc.

Condensed Consolidated Balance Sheets

(unaudited and in thousands)

	June 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$44,004	$56,026
Short-term investments	20,100	18,843
Restricted cash	1,454	1,478
Accounts receivable, net	44,057	37,349
Prepaid expenses and other current assets	9,627	7,592

Total current assets	119,242	121,288
Property and equipment, net	32,477	41,124
Capitalized software products, net	27,263	25,479
Other intangible assets, net	6,558	6,040
Goodwill	37,579	37,579
Other assets	1,594	1,798

Total assets	$224,713	$233,308

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term notes payable and line of credit	$26,699	$29,742
Capital lease obligations	4,843	5,178
Accounts payable	15,903	11,483
Accrued liabilities	27,007	33,379
Deferred revenue	31,028	23,422

Total current liabilities	105,480	103,204
Long-term notes payable	1,975	2,138
Capital lease obligations	2,758	5,017
Deferred revenue	372	832
Other long-term obligations	3,205	8,594

Total liabilities	113,790	119,785

Common stock	47	47
Additional paid-in capital	404,527	402,702
Deferred stock compensation	(1,380)	(863)
Accumulated deficit	(292,271)	(288,363)

Total stockholders’ equity	110,923	113,523

Total liabilities and stockholders’ equity	$224,713	$233,308